EXHIBIT 10.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (“Agreement”), made and entered into as of the 8th day of July 2005, by and between WALTER CLARK, an individual resident of North Carolina (“Employee”), and AIR T, INC., a Delaware corporation (the “Company”).

Background Statement

The Company, through its subsidiaries, is one of the largest contract carriers providing overnight air cargo services to the air express delivery industry and is a leading manufacturer and service provider with respect to military, airline and airport ground support equipment, including mobile deicing/decontamination equipment, catering/cabin service trucks and fixed pedestal-mounted deicing systems. Employee has served as Chief Executive Officer of the Company and has agreed to continue employment with the Company pursuant to the terms of this Agreement. Employee has or will be exposed to various information, data, methods, processes, software and systems of the Company, many of which are proprietary to the Company. The Company’s fiscal year end is March 31.

Statement of Agreement

In consideration of the mutual covenants herein, Employee and the Company agree as follows:

1.    Employment. The Company agrees to employ Employee, and Employee agrees to serve the Company, upon the terms and conditions set forth in this Agreement.

2.    Position and Responsibilities. The Company shall employ the Employee as its Chief Executive Officer and the Employee’s duties shall include all legal duties of a character in keeping with and incidental to such executive position. The Employee shall perform all legal duties, services and acts necessary to assist in the management, conduct and operation of the Company and its subsidiaries and shall perform such other legal duties as may be reasonably assigned to him from time to time by the Board of Directors of the Company (the “Board”).

3.    Term of Employment. Subject to Section 6 of this Agreement, the term of Employee’s employment hereunder shall commence immediately and shall continue for two years; provided that on each anniversary of the date of this Agreement the term of Employee’s employment hereunder shall be extended for an additional year beyond the scheduled date of expiration unless notice of termination of continued extensions of the period of Employee’s employment hereunder is provided by Employee to the Company, or by the Company to Employee, within 90 days prior to such anniversary of the date of this Agreement (the term of Employee’s employment pursuant to this Agreement being referred to herein as the “Period of Employment”). For purposes of clarification, the foregoing sentence has the effect of establishing a rolling two-year scheduled Period of Employment term under this Agreement on each

1

anniversary of the date of this Agreement absent timely notice from one party to the other of termination of continued extension of the scheduled Period of Employment term prior to the anniversary date, and, if such notice is timely provided in advance of an anniversary date, the remaining scheduled Period of Employment term on that anniversary date would be one year.

4.    Duties. During the Period of Employment, Employee shall devote all of his business time, attention, skills and efforts to the business of the Company and the faithful performance of his duties hereunder; provided, however, that with the approval of the Board, Employee may engage in such other activities that, in the Board’s judgment, will not present any conflict of interest with the Company or any affiliate of the Company (a “Company Affiliate”) or adversely affect the performance of Employee’s duties pursuant to this Agreement. In the performance of his duties, Employee shall at all times be subject to the control, supervision and review of the Board.

5.    Compensation and Benefits. For all services rendered by the Employee to the Company in any capacity under this Agreement, the Company shall compensate Employee during the Period of Employment as follows:

(a)    Base Salary. The Company shall pay Employee an annual salary that is no less than a base salary (the “Base Salary”) of $200,000 per year, subject to applicable federal and state income and social security tax withholding requirements. During the Period of Employment, the Base Salary may be increased as determined by the Board or its Compensation Committee. Employee’s salary shall be payable in accordance with the Company’s customary payroll practices.

(b)    Incentive Compensation. The Company shall pay to the Employee incentive compensation equal to two percent (2%) of the annual consolidated net income before income taxes or extraordinary items of the Company and its subsidiaries as reported by the Company in its Annual Report on Form 10-K (the “Form10-K”) for the applicable year. Such incentive compensation payment shall be subject to applicable withholding for taxes. Amounts payable under this subparagraph, if any, shall be paid within fifteen (15) days after the Company files its 10-K with the Securities and Exchange Commission. Amounts otherwise payable hereunder shall be prorated for a partial year's employment in the event Employee's employment is terminated or ceases during the course of the Company’s fiscal year. Employee shall also be eligible to participate in such other incentive compensation plans, including cash profit-sharing and bonus plans and stock option plans, as the Board or its Compensation Committee may from time to time determine.

(c)    Employee Benefit Plans or Arrangements. Employee shall be eligible to participate in such other employee benefit plans of the Company, as presently in effect or as they may be modified or added to from time to time, including, without limitation, plans providing retirement benefits, medical insurance, life insurance, disability insurance, and accidental death or dismemberment insurance, subject to satisfaction of minimum term of service or other requirements set forth in such plans.

2

(d)    Vacation and Sick Leave. Employee shall be entitled to four weeks paid vacation per year and sick leave in accordance with the Company’s policies as adopted from time to time.

(e)    Reimbursement of Expenses. The Company shall pay or reimburse Employee for all reasonable travel and other business expenses incurred by him in performing his duties under this Agreement. Such expenses shall be appropriately documented and submitted to the Company in accordance with the Company’s policies in effect from time to time.

(f)    Perquisites. During the Period of Employment, Employee shall be entitled to personal use of corporate passenger aircraft. Employee shall not be required to reimburse the Company for the cost of his personal use of such aircraft to the extent the Company’s cost of Employee’s personal use of such aircraft does not exceed $50,000 in any fiscal year. Employee shall reimburse the Company for the cost of his personal use of such aircraft to the extent the Company’s cost of Employee’s personal use of such aircraft exceeds $50,000 in any fiscal year.

6.    Termination of Employment.

(a)    Termination by Company. The Company shall have the right to terminate Employee’s employment under this Agreement upon the death or Disability (as defined below) of Employee or for Cause (as defined below) without any further obligation to Employee under this Agreement. Termination for Disability or for Cause will be effective upon delivery of written notice of such termination to Employee.

(i)    “Disability” means any impairment of mind or body that renders Employee unable to perform his normal duties and functions hereunder for a continuous period of at least three months or is likely to prevent Employee from performing such duties and functions for more than six months during any 18-month period, as determined in good faith by a physician selected by the Board. Any refusal by Employee to submit to a medical examination for the purpose of certifying Disability under this Section shall be deemed conclusively to constitute evidence of Employee’s Disability.

(ii)    “Cause” means (A) the repeated failure of Employee to perform his duties hereunder or the lawful directives of the Board; (B) the commission of an act by Employee constituting financial dishonesty against the Company or any Company Affiliate; (C) any knowing falsification of information to be submitted by or on behalf of the Company or any Company Affiliate to Federal Express Corporation or the Federal Aviation Administration, United States Department of Defense or other governmental authority; (D) the failure to cooperate in any investigation by Federal Express Corporation or the Federal Aviation Administration, United States Department of Defense or other governmental authority of the Company or any Company Affiliate or any internal investigation by the Company, including by the Board or any committee of the Board; (E) the commission of an act by Employee involving a felony; (F) the commission of an act by Employee involving moral turpitude that brings the Company or any Company Affiliate into public disrepute or disgrace or causes material harm to the customer relations, operations or business prospects of the Company or any Company Affiliate.

3

(b)    Termination Without Cause. The Company shall have the right to terminate Employee’s employment hereunder at any time for any reason subject to the provisions of this Section 6(b). In the event the Company shall terminate the Employee for any reason other than as provided in Section 6(a) (which the Company may do at anytime in its sole discretion), the Company shall pay to Employee his Base Salary, less applicable withholding for taxes, for a period of two years and six months commencing on the date of termination of employment hereunder (the “Severance Period”). The Company, at its option, may pay such amounts either (i) in installments in the amounts and on the payment dates on which such Base Salary would have been paid if Employee had continued as an employee of the Company or (ii) as a single payment not later than 60 days after the date of termination, in which event the single payment shall be in an amount equal to the net present value (at an 8% discount rate) of the total amount of such payments. In addition, during the Severance Period, the Company shall, to the extent permitted by the terms of its insurance policies, continue to provide all health and welfare benefits provided on the date of termination of employment, and in the event that continuation of health benefits are not permitted under the terms of the Company’s health insurance policies, if the Employee elects to purchase group health insurance coverage under federal law (COBRA), then the Company shall pay the premiums for such COBRA coverage for the Severance Period. Thereafter, the Employee may elect to purchase COBRA coverage at his own expense. Such payments pursuant to this Section 6(b) shall be Employee’s only remedy with respect to such termination.

(c)    Termination by Employee. Employee shall have the right to terminate his employment under this Agreement at any time for any reason upon delivery of written notice to the Company. In the event that, at any time within twelve months following a Change in Control (as defined below), Employee terminates his employment under this agreement for Good Reason (as defined below), as specified in the written notice of termination given by Employee to the Company, the Company shall pay to Employee his Base Salary, less applicable withholding for taxes, for the Severance Period. The Company, at its option, may pay such amounts either (i) in installments in the amounts and on the payment dates on which such Base Salary would have been paid if Employee had continued as an employee of the Company or (ii) as a single payment not later than 60 days after the date of termination, in which event the single payment shall be in an amount equal to the net present value (at an 8% discount rate) of the total amount of such payments. In addition, during the Severance Period, the Company shall, to the extent permitted by the terms of its insurance policies, continue to provide all health and welfare benefits provided on the date of termination of employment, and in the event that continuation of health benefits are not permitted under the terms of the Company’s health insurance policies, if the Employee elects to purchase COBRA coverage, then the Company shall pay the premiums for such COBRA coverage for the Severance Period. Thereafter, the Employee may elect to purchase COBRA coverage at his own expense. Such payments pursuant to this Section 6(c) shall be Employee’s only rights with respect to such termination. A termination by Employee for Good Reason in accordance with the second sentence of this Section 6(c) shall not be deemed a voluntary termination of employment by Employee for the purpose of this Agreement or any plan or practice of the Company or its affiliates.

4

(d)    Definition of “Change in Control”. “Change in Control” shall mean:

(i)    An acquisition of any common stock, par value $0.25 per share, of the Company (“Common Stock”) or other Voting Securities (as defined below) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of either (A) the then-outstanding Common Stock or (B) the combined voting power of the Company’s then-outstanding voting securities entitled to vote for the election of directors (the “Voting Securities”); provided, however, in determining whether a Change in Control has occurred, Common Stock or Voting Securities which are acquired in a “Non-Control Acquisition” (as defined below) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition of Common Stock (A) directly from the Company, (B) by an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Company or (y) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a “Related Entity”), (C) by the Company or any Related Entity, or (D) by any Person in connection with a “Non-Control Transaction” (as defined below);

(ii)    The individuals who, as of the date hereof, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board, or following a Merger (as defined below), the board of directors of the ultimate Parent Corporation (as defined below); provided, however, that if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of a majority of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Proxy Contest; or

(iii)    The consummation of:

(A)    A merger, consolidation or reorganization with or into the Company, or in which securities of the Company are issued (a “Merger”), unless the Merger is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean a Merger in which:

5

(1)    the stockholders of the Company immediately before such Merger own directly or indirectly immediately following the Merger at least fifty percent (50%) of the outstanding common stock and the combined voting power of the outstanding voting securities of (x) the corporation resulting from such Merger (the “Surviving Corporation”), if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly by another corporation (a “Parent Corporation”), or (y) if there is one or more Parent Corporations, the ultimate Parent Corporation;

(2)    the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for the Merger, constitute at least a majority of the members of the board of directors of, (x) the Surviving Corporation, if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly by a Parent Corporation, or (y) if there is one or more Parent Corporations, the ultimate Parent Corporation; and

(3)    no Person other than the Company, any Related Entity, or any employee benefit plan (or any trust forming a part thereof) that, immediately prior to the Merger, was maintained by the Company or any Related Entity, or any Person who, immediately prior to the Merger had Beneficial Ownership of thirty percent (30%) or more of the then outstanding Common Stock or Voting Securities, has Beneficial Ownership, directly or indirectly, of thirty percent (30%) or more of the combined voting power of the outstanding voting securities or common stock of (x) the Surviving Corporation, if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly by a Parent Corporation, or (y) if there is one or more Parent Corporations, the ultimate Parent Corporation; or

(B)    A complete liquidation or dissolution of the Company; or

(C)    The direct or indirect sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Related Entity or under conditions that would constitute a Non-Control Transaction (with the disposition of assets being regarded as a Merger for this purpose) or the distribution to the Company’s stockholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Common Stock or Voting Securities as a result of the acquisition of Common Stock or Voting Securities by the Company which, by reducing the number of Common Stock or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the

6

acquisition of Common Stock or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Common Stock or Voting Securities which increases the percentage of the then outstanding Common Stock or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

(e)    Definition of “Good Reason”. “Good Reason” shall mean:

(i)    without Employee’s consent, (A) the assignment to Employee of any new duties or responsibilities substantially inconsistent in character with Employee’s duties and responsibilities within the Company immediately prior to a Change in Control, (B) any substantial adverse change in Employee’s duties and responsibilities as in effect immediately prior to a Change in Control, including, but not limited to, a reduction in duties or responsibilities that occurs because the Company is no longer an independent publicly-held entity, (C) a change in any annual or long term incentive plan in which Employee participated immediately prior to the Change in Control such that Employee’s opportunity, in the aggregate, to earn incentive compensation is materially impaired, or (D) any substantial increase in Employee’s obligation to travel on the Company’s business over Employee’s business travel obligations during the year prior to the Change in Control;

(ii)    the failure of the Company to comply with any of its obligations under Section 5 of this Agreement;

(iii)    without Employee’s consent, the relocation of Employee’s work site to a location that is more than fifty (50) miles from the offices of the Company at which Employee was employed immediately prior to the Change in Control, or the failure of the Company to pay or reimburse Employee, in accordance with the Company’s relocation policy for its employees in existence immediately prior to a Change in Control, for all reasonable costs and expenses, plus “gross ups,” if any, referred to in such policy incurred by Employee relating to a change of Employee’s principal residence in connection with any such relocation to which Employee consents.

7.    Confidential Information. Employee acknowledges that, during Employee’s employment with the Company, Employee will acquire, be exposed to and have access to, material, data and information of the Company and Company Affiliates and/or customers or clients of the Company and Company Affiliates that is confidential, proprietary, and/or a trade secret. At all times, both during and after the termination of employment, Employee shall keep and retain in confidence and shall not disclose, except as required in the course of Employee’s employment with the Company, to any person, firm or corporation, or use for his own purposes, any of this proprietary, confidential or trade secret information. For purposes of this Section 7, such information shall include, but

7

shall not be limited to: (i) the Company’s and any Company Affiliate’s standard operating procedures, processes, formulae, know-how, scientific, technical and product information, whether patentable or not, which is of value to the Company or any Company Affiliate and not generally known by the Company’s or any Company Affiliate’s competitors; (ii) pharmaceutical procedures, test results, product development, marketing plans and strategies; (iii) all confidential information obtained from third parties and customers concerning their products or business; and (iv) confidential business information of the Company or any Company Affiliate, including proprietary product development plans, marketing and business plans, strategies, projections, business opportunities, client lists, sales and cost information and financial results and performance. All writings, records and other documents and things containing any such proprietary, confidential or trade secret information in Employee’s custody or possession shall be the exclusive property of the Company shall not be copied or removed from the premises of the Company except in pursuit of the business of the Company and shall be delivered to the Company without retaining any copies upon the termination of Employee’s employment or at any time as requested by the Company. Upon termination of Employee’s employment with the Company, Employee shall, if requested by the Company, re-affirm in writing Employee’s recognition of the importance of maintaining the confidentiality of all such proprietary, confidential or trade secret information and re-affirm all of the obligations set forth in Section 7 of this Agreement. Employee acknowledges that the obligations pertaining to the confidentiality and non-disclosure of information shall remain in effect for a period of ten (10) years following termination of Employee’s employment with the Company, or until the Company or any Company Affiliate has released any such information into the public domain, in which case Employee’s obligation hereunder shall cease with respect only to such information so released.

8.    Restrictions on Activities.

(a)    Noncompetition. So long as Employee is employed by the Company and for a period of one (1) year following termination of Employee’s employment, whether such termination is voluntary or involuntary on the part of Employee and whether such termination is with or without Cause, Employee shall not become employed by (as an officer, director, employee, consultant or otherwise), or otherwise become commercially interested in or affiliated with (whether through direct, indirect, actual or beneficial ownership or through a financial interest amounting to more than 1% of the ownership of any Competitor), a Competitor, unless Employee accepts employment with a Competitor in an area of the Competitor’s business that does not compete in any way with the Company or any Company Affiliate. For purposes of this Agreement, a “Competitor” shall be defined as any business entity (i) that provides air cargo services to the express delivery industry or (ii) that manufactures or markets airport ground support equipment, including mobile deicing/decontamination equipment, catering/cabin service trucks or fixed pedestal-mounted deicing systems.

(b)    Nonsolicitation. So long as Employee is employed by the Company and for a period of one (1) year following termination of Employee’s employment, whether such termination is voluntary or involuntary on the part of Employee and whether such termination is with or without Cause, Employee shall not:

8

(i)    Solicit or attempt to solicit, for competitive purposes, the business of any of the clients or customers of the Company or any Company Affiliate for which Employee has rendered any significant services on behalf of the Company or any Company Affiliate at any time, or solicit or attempt to solicit, for competitive purposes, the business of any of the prospective customers or clients of the Company or any Company Affiliate with whom Employee has had significant contact on behalf of the Company or any Company Affiliate, or otherwise induce such customers or clients or prospective customers or clients to reduce, terminate, or restrict or alter their business relationships with the Company or any Company Affiliate in any fashion.

(ii)    Induce or attempt to induce any employee of the Company or any Company Affiliate to leave the Company or any Company Affiliate for the purpose of engaging in a business operation that is competitive with the Company or any Company Affiliate.

(c)    Geographic Scope. In recognition of the broad geographic scope of the foregoing restrictions, the fact that the Company’s customers and clients are located throughout the United States and of the ease of competing with the Company in any part of the United States, Employee acknowledges that a broad restriction is necessary. The restrictions on competition and solicitation set forth in this Section 8 are intended to cover the employee’s service in the following geographic areas: (i) North Carolina; (ii) Michigan; (iii) Kansas; (ii) all states in which the Company or any Company Affiliate is currently engaged in business at the time the Employee’s employment ends; and (iii) each and every state in the United States; provided, however, that the Company shall have the right to limit, unilaterally, the scope of any provision of this Agreement to ensure the enforceability of Employee’s agreement not to compete with the Company and any Company Affiliate.

(d)    Providing Copy of Agreement. Employee agrees to show a copy of this Agreement to any Competitor with whom Employee interviews during Employee’s employment with the Company or with whom Employee interviews within one (1) year following the effective date of the termination of Employee’s employment with the Company.

9.    Assignment of Inventions. Employee understands and agrees that Employee is performing work for hire for the Company and that any Inventions developed or conceived by Employee during Employee’s employment with the Company are the sole property of the Company. The term “Inventions” shall include any inventions, discoveries, programs, programming techniques, underlying program designs and/or concepts, machinery, products, processes, computer hardware, information systems, software (including without limitation source code, object code, documentation, diagrams and flow charts), as well as any other discoveries, concepts and ideas, whether patentable or not, relating to any present or prospective activities or business of the Company or any Company Affiliate. Employee agrees to promptly disclose to the Company all Inventions he makes during employment with the Company. Employee agrees to

9

 assign, and does hereby assign, to the Company or its nominees, all right, title and interest in and to Inventions made by Employee. Employee will, with reasonable reimbursement for expenses, but at no other expense to the Company, at any time during or after Employee’s employment with the Company, sign and deliver all lawful papers and cooperate in such other lawful acts which may be reasonably necessary or desirable to protect or vest title in Inventions in the Company or its nominees, including applying for, obtaining, maintaining, and enforcing copyrights and/or patents on Inventions in all countries of the world. Nothing herein shall require the Company to accept or perfect any such assignment or other conveyance of any interest in any patent or Inventions or require the Company to prosecute such patent or other application. This provision does not apply to any Inventions for which Employee affirmatively proves that no equipment, supplies, facility, or trade secret information of the Company or any Company Affiliate was used and which was developed entirely on Employee’s own time unless (a) the Inventions relate (i) directly to the business of the Company or any Company Affiliate, or (ii) to the Company’s or any Company Affiliate’s actual or demonstrably anticipated research or development; or (b) the Inventions result, either directly or indirectly, from any work performed by Employee for the Company or any Company Affiliate.

10.    Severability. If any provision contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If a court determines that this Agreement or any covenant contained herein is unreasonable, void or unenforceable, for any reason whatsoever, then in such event the parties hereto agree that the duration, geographical or other limitation imposed herein should be such as the court, or jury, as the case may be, determines to be fair and reasonable, it being the intent of each of the parties hereto to be subject to an agreement that is necessary for the protection of the legitimate interest of the Company and its successors or assigns and that is not unduly harsh in curtailing the legitimate rights of the Employee.

11.    Employee’s Representation. Employee represents that his experience and capabilities are such that the provisions of Section 8 will not unreasonably limit him in earning a livelihood.

12.    Company’s Right to Obtain an Injunction. Employee acknowledges that the Company will have no adequate means of protecting its rights under Sections 7 and 8 of this Agreement other than by securing an injunction. Accordingly, Employee agrees that the Company is entitled to enforce this Agreement by obtaining a preliminary and permanent injunction and any other appropriate equitable relief in any court of competent jurisdiction. Employee acknowledges that the Company’s recovery of damages will not be an adequate means to redress a breach of this Agreement. Nothing contained in this Section, however, shall prohibit the Company from obtaining any appropriate remedies in addition to injunctive relief, including recovery of damages.

13.    General Provisions.

(a)    Entire Agreement. This Agreement contains the entire understanding between the parties hereto relating to the employment of Employee by the Company and supersedes any and all prior employment, compensation or retirement agreements between the Company and Employee.

(b)    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company and its affiliates and their successors and assigns, and shall be binding upon and inure to the benefit of Employee and his estate, legal representatives and assigns, provided, however, that in no event shall Employee’s obligations to perform services for the Company be delegated or transferred by Employee.

10

(c)    Amendment of Agreement. No amendment, modification, waiver, termination or cancellation of this Agreement shall be binding or effective for any purpose unless it is made in writing signed by the party against whom enforcement of such amendment, modification, waiver, termination or cancellation is sought. No course of dealing between the parties to this Agreement shall be deemed to affect, modify, amend or discharge any provision or term of this Agreement. No delay on the part of the Company or Employee in the exercise of any of their respective rights or remedies shall operate as a waiver thereof, and no single or partial exercise by the Company or Employee of any such right or remedy shall preclude other or further exercise thereof. A waiver of right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any other occasion.

(d)    Insurance. The Company, at its discretion, may apply for and procure in its own name and for its own benefit, life insurance on Employee in any amount or amounts considered advisable; and Employee shall have no right, title or interest therein. Employee agrees to submit to any medical or other examination and to execute and deliver any applications or other instruments in writing as may be reasonably necessary to obtain such insurance.

(e)    Notices. All notices under this Agreement shall be in writing and shall be deemed effective when delivered in person (in the Company’s case, to its Secretary) or when mailed, if mailed by certified mail, return receipt requested. Notices mailed shall be addressed, in the case of Employee, to him at his residential address, and in the case of Company, to its corporate headquarters, attention of the Secretary, or to such other address as Employee or the Company may designate in writing at any time or from time to time to the other party in accordance with this Section.

(f)    Governing Law. This agreement shall be governed and construed in accordance with the laws of the State of North Carolina.

(g)    Counterparts. This Agreement may be executed on separate counterparts each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(h)    Headings. The headings in the sections of this Agreement are for convenience only and shall not be deemed to constitute a part thereof and shall not affect the constructions or interpretation of this Agreement.

11

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its Secretary, upon the direction and authorization duly given by the Compensation Committee of the Board of Directors of the Company, and Employee has signed this Agreement, all as of the day and year first above written.

AIR T, INC.

By:    /s/ John J. Gioffre
Name:  John J. Gioffre
Title:  Secretary

EMPLOYEE

  /s Walter Clark
Walter Clark

12